State of Delaware

                        Office of the Secretary of State
                        --------------------------------



         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "GENERAL AMERICAN ROYALTY, INC.", CHANGING ITS NAME FROM "GENERAL AMERICAN ROYALTY, INC." TO "WORLD CALLNET, INC.", FILED IN THIS OFFICE ON THE SIXTH DAY OF JANUARY, A.D., 1999, AT 10 O'CLOCK A.M.
         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.





[Seal]                                       /s/ Edward J. Freel
                                             -------------------------
                                             Edward J. Freel, Secretary of State

2320431     8100                             AUTHENTICATION:            9505491

991004261                                              DATE:            01-06-99

                                                                     Exhibit 3.1
                                                               Page 1 of 3 Pages

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

                         GENERAL AMERICAN ROYALTY, INC.

     General American Royalty, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of General American Royalty, Inc. resolutions were adopted setting forth proposed amendments to the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendments is as follows:

                 RESOLVED,   that  the  Certificate  of  Incorporation  of  the
         Corporation be amended by changing Articles One and Four thereof so that, as amended, said Articles shall be and read as follows:

                                   ARTICLE ONE

                  The name of the corporation is: "World CallNet, Inc."

                                  ARTICLE FOUR

                  Capital Stock. The Corporation is authorized to issue two classes of stock, both of which shall be voting. One class of stock shall be Common Stock, par value $0.001. The second class of stock shall be Preferred Stock, par value $0.001. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made

       STATE OF DELAWARE
      SECRETARY OF STATE
   DIVISION OF CORPORATIONS
  FILED 10:00 AM 01/06/1999
      991004261 - 2320431

                                                                     Exhibit 3.1
                                                               Page 2 of 3 Pages
         dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the manner in which such facts shall operate upon such designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

                  The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

                                                          No. of
                                      Par               Authorized
         Class                       Value                Shares                    Total
         -----                       -----                ------                    -----
         Common                     $0.001              30,000,000                $30,000
         Preferred                  $0.001              10,000,000                 10,000
                                                        ----------                -------
         Totals:                                        40,000,000                $40,000


         SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
         IN WITNESS WHEREOF, said General American Royalty, Inc. has caused this certificate to be signed by Paul Goodman-Simpson, its President, who was authorized to make this certificate, this 5th day of January, 1999.

                                                 /s/ Paul Goodman-Simpson
                                                 -------------------------------
                                                 Paul Goodman-Simpson, President

                                                                     Exhibit 3.1
                                                               Page 3 of 3 Pages